SPECIAL MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of
JPMorgan Investment Trust (the Trust)
was held on January 20, 2005, at 522
Fifth Avenue, New York, New York 10036
for purposes of asking shareholders to
consider the following proposals:

To elect thirteen (13) Trustees for
the Trust.  A majority of the
shareholders of the Trust approved
the election of each Trustee by the
following votes:

		Affirmative
Negative

William J. Armstrong
106,563,082		5,270,216
Roland E. Eppley, Jr
106,535,490		5,297,807
John F. Finn
107,036,819		4,796,479
Dr. Matthew Goldstein
106,550,257		5,283,040
Robert J. Higgins
106,513,278		5,320,020
Peter C. Marshall
106,823,348		5,009,949
Marilyn McCoy
107,029,104
4,804,194
William G. Morton, Jr
106,551,628		5,281,670
Robert A. Oden, Jr
106,906,109		4,927,189
Fergus Reid, III
106,437,360		5,395,938
Frederick W. Ruebeck
106,469,531		5,363,767
James J. Schonbachler
106,596,994		5,236,304
Leonard M. Spalding, Jr
106,552,797		5,280,501

To approve the amendment of elimination
of certain fundamental investment
restrictions of the Funds in order
to modernize the Funds investment
restrictions and to increase their
investment flexibility.  A majority
of the shareholders of the following
Funds approved the proposals by the
following votes


For
Against
Abstain
A. Borrowing of Money:
Mid Cap Growth Portfolio
8,692,085		1,209,942
663,445
Mid Cap Value Portfolio
7,048,974		830,895
563,992
Diversified Mid Cap Portfolio
2,807,799		453,846
274,056
Large Cap Growth Portfolio

13,096,171		1,489,600
1,228,392
Diversified Equity Portfolio
9,870,635		1,164,593
797,016
Equity Index Portfolio
10,546,421		1,332,535
984,297
Balanced Portfolio
9,799,838		1,116,094
799,712
Bond Portfolio		16,012,158
1,577,639		1,175,963
Government Bond Portfolio
15,153,806		1,736,407
1,433,987
B. Investment in Commodities and
Commodity
Futures:
Mid Cap Growth Portfolio
8,987,848		987,703
589,921
Mid Cap Value Portfolio		7,243,294
6
41,400		532,168
Diversified Mid Cap Portfolio
3,059,612		243,922
232,166
Large Cap Growth Portfolio
13,636,145		1,090,609
1,087,409
Diversified Equity Portfolio
10,186,625		887,577
758,043
Equity Index Portfolio
11,088,948
932,803		841,503
Balanced Portfolio
10,326,102
697,080		692,461
Bond Portfolio		16,329,000
1,232,659		1,204,102
Government Bond Portfolio
15,678,462		1,294,569
1,351,169
C. Investments for Purposes of
Control:
Mid Cap Growth Portfolio
9,137,984		780,151
647,337
Mid Cap Value Portfolio
7,408,698		453,210
554,954
Diversified Mid Cap Portfolio
3,058,896		219,586
257,218
Large Cap Growth Portfolio
13,707,178		910,571
1,196,414
Diversified Equity Portfolio
10,359,437		678,595
794,213
Equity Index Portfolio

11,240,097		773,100
850,057
Balanced Portfolio
10,351,615		528,441
835,587
Bond Portfolio		16,637,022
994,326		1,134,412
Government Bond Portfolio
16,009,339		959,100
1,355,761